                                                                  EXHIBIT 10.6



                                 PROXY AGREEMENT


        This Proxy Agreement, dated as of March 9, 1998 (this "Agreement"), is among Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), and Central States, Southeast and Southwest Areas Pension Fund (the "Stockholder") acting by and through its agent, LaSalle Advisors Capital Management, Inc. ("LaSalle"), a registered investment advisor and successor to LaSalle Advisors Limited Partnership.

                                    RECITALS:

        A. As of the date hereof, the Stockholder owns 2,308,800 shares of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Company (such shares are hereinafter referred to as the "Shares");

        B. The Company and the Stockholder desire to effect certain amendments to the Company's Articles of Incorporation, as amended, relating to the liquidation and voting rights of the Series A Preferred Stock (the "Charter Amendments"), which Charter Amendments are set forth on Exhibit A hereto;

        C. The Company proposes to enter into an Agreement and Plan of Merger, dated on or about the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which will provide, on the terms and subject to the conditions thereof, for the merger of Avalon Properties, Inc. with and into the Company and/or any of its affiliates (the "Merger"); and

        D. As a condition to the willingness of the Company to recommend that the Company's stockholders approve the Charter Amendments at an annual or special meeting, the Company has requested that the Stockholder agree, and, in order to induce the Company to recommend that the Company's stockholders approve such Charter Amendments at such a meeting, the Stockholder is willing to agree, to enter into this Agreement to grant the Company an irrevocable proxy to vote, or to otherwise cause to be voted, the Shares pursuant to the terms and conditions hereof.

        NOW, THEREFORE, the parties hereto agree as follows:

I.      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

        The Stockholder hereby represents and warrants to the Company as follows:

        1.1 Due Authority. The Stockholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming its due authorization, execution and delivery by the

Company, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms.

        1.2 No Conflict; Consents. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with the provisions hereof do not and will not, conflict with or violate (i) the advisory agreement between LaSalle and the Stockholder (the "Advisory Agreement") or (ii) any law, statute, rule, regulation, order, writ, judgment or decree referred to in the Advisory Agreement applicable to the Stockholder or the Shares.

               (b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or notification to, any government or regulatory authority by the Stockholder.

               (c) No other person or entity has, or will have during the Proxy Term (subject to the Stockholder's right to terminate the Advisory Agreement, it being understood that no such termination shall affect any of the Company's rights or any of the Stockholder's obligations hereunder or under the Irrevocable Proxy (the "Irrevocable Proxy") given to the Company by Mellon Bank, N.A. ("Mellon")), any right, directly or indirectly, to vote or control or affect the voting of the Shares.

        1.3 Title to Shares. Mellon, as custodian, (a) is the record owner of the Shares free and clear, to the Stockholder's knowledge, of any proxy or voting restriction other than pursuant to this Agreement and (b) has, and during the Proxy Term will have (subject to the possible termination of Mellon's right to act as custodian, it being understood that no such termination shall affect any of the Company's rights or any of the Stockholder's obligations hereunder or under the Irrevocable Proxy), sole voting power (subject to the direction of LaSalle) with respect to the Shares.

        1.4 Acknowledgment of Reliance. The Stockholder understands and acknowledges that the Company is agreeing to recommend that the Company's stockholders approve the Charter Amendments in reliance upon the Stockholder's execution and delivery of this Agreement.



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



II.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Stockholder as follows:

        2.1 Due Authority. The Company has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of the Company and, assuming its due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

        2.2 No Conflict; Consents. (a) The execution and delivery of this Agreement does not, and the performance by the Company of its obligations contemplated by this Agreement and its compliance with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to such party, (ii) conflict with or violate the Company's charter or bylaws, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company is bound.

               (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Exchange Act) or notification to, any governmental or regulatory authority by the Company.


III.    CERTAIN COVENANTS OF THE STOCKHOLDER

        The Stockholder hereby covenants and agrees with the Company as follows:

        3.1 Transfer of Shares. Except pursuant to that certain Shareholder Agreement, dated the date hereof, between the Company and the Stockholder, during the Proxy Term the Stockholder shall not, and shall not permit anyone else to, (a) sell, transfer, encumber, pledge, assign or otherwise dispose of any of the Shares, (b) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto, or (c) enter into any contract, option or other legally binding undertaking providing for any transaction provided in
(a) or (b) hereof, unless the proposed transferee or pledgee shall have entered into a written agreement with the Company, containing terms and conditions satisfactory to the Company, in which such transferee or pledgee shall agree to be bound by all the terms and conditions of this Agreement.

        3.2 Proxy. (a) The Stockholder, by this Agreement, hereby constitutes and appoints the Company, with full power of substitution, during and for the Proxy Term, as the Stockholder's true and lawful attorney and irrevocable proxy, for and in the Stockholder's name, place and stead, to vote each of the Shares owned by the Stockholder as Stockholder's proxy, at every meeting of the stockholders of the Company or any adjournment thereof or in connection with any written consent of the Company's stockholders, in favor of the Charter Amendments. The Stockholder intends the foregoing proxy to be, and it shall be, irrevocable and coupled with an interest during the Proxy Term and hereby revokes any proxies previously granted by the Stockholder with respect to the Shares.

               (b) The Stockholder hereby further agrees, with respect to any Shares not voted pursuant to paragraph (a) above, including without limitation any Shares owned beneficially but not of record by the Stockholder, that during the Proxy Term, at every meeting of the stockholders of the Company or any adjournment thereof or in connection with any written consent of the Company's stockholders, the Stockholder shall vote or cause to be voted, all Shares whether or not owned of record or beneficially by the Stockholder except as specifically requested in writing by the Company in advance, in favor of the Charter Amendments.

               (c) For the purposes of this Agreement, "Proxy Term" means the period from the date hereof until the earlier of (i) the final adjournment of the Company's next annual meeting of stockholders and (ii) the consummation of the Merger in accordance with the terms of the Merger Agreement.

               (d) The Stockholder agrees that it will not enter into any agreement or understanding with any person or entity or take any action during the Proxy Term which will permit any person or entity to vote or give instructions to vote the Shares in any manner inconsistent with the terms of this Section 3.2. The Stockholder further agrees to take such further action and execute and deliver, and cause others to execute and deliver such other instruments as may be necessary to effectuate the intent of this Agreement, including without limitation, proxies and other documents permitting the Company or any of its officers to vote the Shares or to direct the record owners thereof to vote the Shares in accordance with this Agreement. Without limiting the foregoing, the Stockholder will use commercially reasonable efforts to, and will instruct the record owner of the Shares to, deliver to the Company a duly executed Irrevocable Proxy in the form attached hereto as Exhibit B not later than five business days after the date hereof.

               (e) The Stockholder further approves and consents to, if and to the extent such approval or consent is necessary pursuant to or for the purposes of Section (5) of the Articles Supplementary to the Company's Articles of Incorporation for the Series A Preferred Stock, the creation, authorization and issuance of one or more new classes or series of stock having terms (other than the number of shares, dividend rates, payment dates, and redemption provisions) substantially similar to the existing terms of the Articles Supplementary for the Company's Series C and Series D Preferred Stock.

        3.3 Legend. The Stockholder agrees that it will use commercially reasonable efforts to, and will instruct the custodian of the shares to, tender to the Company, within ten days after the date hereof, the certificate representing the Shares and the Company may inscribe upon such certificate the following legend, which the Company shall cause to be removed promptly following the Proxy Term or as otherwise mutually agreed by the parties: "The shares of Series A Preferred Stock, par value $.01 per share, of Bay Apartment Communities, Inc. (the "Company") represented by this certificate are subject to a Proxy Agreement dated as of March 9, 1998, and may not be sold or otherwise transferred except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company upon request and without charge."


IV.     MISCELLANEOUS; GENERAL PROVISIONS

        4.1 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        4.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

        4.3 Amendments. This Agreement may not be modified, amended, waived, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

        4.4 Assignment. This Agreement may not be assigned by either party hereto by operation of law or otherwise without the other party's consent and is binding on each party's successors and permitted assignees.

        4.5 Parties in Interest. This Agreement is binding upon, and shall inure solely to the benefit of, each party hereto and nothing in this Agreement, express or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        4.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder including, without limitation, an injunction or injunctions



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to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of Maryland, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

        4.7 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Maryland without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the federal and state Maryland courts for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in such Maryland courts and agree not to plead or claim in any such Maryland court that such litigation brought therein has been brought in any inconvenient forum.

        4.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       BAY APARTMENT COMMUNITIES, INC.



                                       By: /s/ Gilbert M. Meyer
                                           -------------------------------------
                                           Name: Gilbert M. Meyer
                                           Title:   President




                                       CENTRAL STATES, SOUTHEAST AND
                                       SOUTHWEST AREAS PENSION FUNDS

                                       By Its Authorized Agent:

                                       LaSalle Advisors Capital Management, Inc.



                                       By: /s/ Stanley J. Kraska, Jr.
                                           -------------------------------------
                                           Name: Stanley J. Kraska, Jr.
                                           Title:   Managing Director

                                                                       EXHIBIT A


                          AMENDMENTS TO THE CHARTER OF
                         BAY APARTMENT COMMUNITIES, INC.
                    RELATING TO THE SERIES A PREFERRED STOCK


        1. Article SECOND, Section (3)(a) of the Articles Supplementary to the Articles of Incorporation of Bay Apartment Communities, Inc., which were filed with the State Department of Assessments and Taxation of the State of Maryland on September 29, 1995 in order to designate the rights, preferences and privileges of the Series A Preferred Stock, would be deleted and the following inserted in lieu thereof:

        "(3)   LIQUIDATION RIGHTS.

               (a) Subject to any prior rights of any class or series of stock, in the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership of such stock, an amount equal to all accrued but unpaid dividends for each share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full amounts to which they are entitled under the preceding sentence, then, subject to any prior rights of any classes or series of stock, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of any other shares of Stock on a parity for liquidation purposes with the Series A Preferred Stock in proportion to the aggregate amounts owed to each such holder."


        2. Article SECOND, Section (5) of the Articles Supplementary to the Company's Articles of Incorporation, which were filed with the State Department of Assessments and Taxation of the State of Maryland on September 29, 1995 in order to designate the rights, preferences and privileges of the Series A Preferred Stock, would be deleted and the following inserted in lieu thereof:

        "(5)   VOTING RIGHTS.

               Except as indicated in this Section 5, or except as otherwise from time to time required by applicable law, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter on which the holders of shares of Common Stock are entitled to vote, except that the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be required to vote on and approve any material adverse change in the rights, preferences or privileges of the Series A Preferred Stock. For purposes of the foregoing, the creation of a new class of stock having rights, preferences or privileges senior to, in parity with or junior to the rights, preferences or privileges of the Series A Preferred Stock shall not be treated as a material adverse change in the rights, preferences or privileges of the Series A Preferred Stock, and the holders of Series A Preferred Stock shall not have any right to vote on the creation of such new class of stock. Except as provided above and as required by law, the holders of Series A Preferred Stock are not entitled to vote on any merger or consolidation involving the Corporation, on any share exchange or on a sale of all or substantially all of the assets of the Corporation."

                                                                       EXHIBIT B


                         BAY APARTMENT COMMUNITIES, INC.

                                IRREVOCABLE PROXY


        The undersigned holder of 2,308,800 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), hereby appoints Messrs. Gilbert M. Meyer and Jeffrey B. Van Horn, each a shareholder and individually the President and the Secretary of the Company, respectively, and each of them singly, as proxies (the "Proxies"), each with full power of substitution, for and in the name of the undersigned at an annual or special meeting of the stockholders of the Company, and at any and all postponements or adjournments thereof, to vote all shares of the Series A Preferred Stock of the Company FOR the amendments to the Company's Articles of Incorporation relating to the voting and liquidation rights of the Series A Preferred Stock which are attached hereto as Exhibit I, as if the undersigned were present and voting such shares. The undersigned hereby affirms that this Irrevocable Proxy is coupled with an interest and is irrevocable, and ratifies and confirms all that the Proxies may lawfully do or cause to be done by virtue hereof.



        Executed this 22nd day of April, 1998.

        WITNESS:                       MELLON BANK, N.A., CUSTODIAN


         /s/ Jacqueline Davis          By: Boston Safe Deposit and Trust Company
         -------------------------         Mellon Bank, N.A.
                                           DTC No: 964

                                       Name: /s/ Sandra M. Spontak
                                             -----------------------------------
                                       Title: Trust Officer



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

                                                                       EXHIBIT I


                          AMENDMENTS TO THE CHARTER OF
                        BAY APARTMENT COMMUNITIES, INC.
                    RELATING TO THE SERIES A PREFERRED STOCK


        1. Article SECOND, Section (3)(a) of the Articles Supplementary to the Articles of Incorporation of Bay Apartment Communities, Inc., which were filed with the State Department of Assessments and Taxation of the State of Maryland on September 29, 1995 in order to designate the rights, preferences and privileges of the Series A Preferred Stock, would be deleted and the following inserted in lieu thereof:

        "(3)   LIQUIDATION RIGHTS.

               (a) Subject to any prior rights of any class or series of stock, in the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership of such stock, an amount equal to all accrued but unpaid dividends for each share of Series A Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full amounts to which they are entitled under the preceding sentence, then, subject to any prior rights of any classes or series of stock, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of any other shares of Stock on a parity for liquidation purposes with the Series A Preferred Stock in proportion to the aggregate amounts owed to each such holder."


        2. Article SECOND, Section (5) of the Articles Supplementary to the Company's Articles of Incorporation, which were filed with the State Department of Assessments and Taxation of the State of Maryland on September 29, 1995 in order to designate the rights, preferences and privileges of the Series A Preferred Stock, would be deleted and the following inserted in lieu thereof:

        "(5)   VOTING RIGHTS.

               Except as indicated in this Section 5, or except as otherwise from time to time required by applicable law, the holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter on which the holders of shares of Common Stock are entitled to vote, except that the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be required to vote on and approve any material adverse change in the rights, preferences or privileges of the Series A Preferred Stock. For purposes of the foregoing, the creation of a new class of stock having rights, preferences or privileges senior to, in parity with or junior to the rights, preferences or privileges of the Series A Preferred Stock shall not be treated as a material adverse change in the rights, preferences or privileges of the Series A Preferred Stock, and the holders of Series A Preferred Stock shall not have any right to vote on the creation of such new class of stock. Except as provided above and as required by law, the holders of Series A Preferred Stock are not entitled to vote on any merger or consolidation involving the Corporation, on any share exchange or on a sale of all or substantially all of the assets of the Corporation."



                                       12